EXHIBIT 99.4

Important - Immediate Action Required
First PacTrust Bancorp, Inc.
Supplemental Order Form

Changes in the terms of the stock offering require that all purchasers who wish to purchase shares of First PacTrust Bancorp, Inc. in this conversion offering must return this form by the date specified below. If you desire to maintain or modify your existing order, you must complete, sign and return this form to any Pacific Trust Bank branch office or the Stock Information Center at 279 F Street, Chula Vista, California, so that it is received no later than 4:00 p.m., Chula Vista, California time on August xx, 2002. We will convert the number of shares based on the new $12.00 per share price and refund any difference to you. IF YOU DO NOT RETURN THIS FORM, YOUR ORDER WILL AUTOMATICALLY BE CANCELLED. If you wish to cancel your order and expedite your refund, check box 4 and sign below. The minimum purchase is 25 shares or $300. Any person(s) who previously subscribed for less than 30 shares or $300 will be required to pay the difference between the original purchase dollar amount and the new purchase dollar amount in order to maintain their order. The maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed $500,000 or 41,666 shares.

[Full Name]	Order Number:
Category:
[Address]	Original Shares Purchased:
Original Purchase Amount:
[City, State, Zip]	Paid by Check:
Paid by Account:

Stock Election - Please complete the section that describes your choice.

(1)	Maintain Original "Dollar" Investment - The number of shares will be converted based upon the new $12.00 per share price, with the dollar difference, if any, refunded to you. (Go to Item #7) NOTE: Minimum investment of $300. If you originally ordered less than 30 shares you MUST increase your payment to at least $300 (25 shares X $12 per share = $300 - Go to Section #3)

(2)	Decrease "Dollar" Investment - The difference will be refunded to you. (Go to Section #5)

(3)	Increase "Dollar" Investment - Amount owed will be based on the $12 per share price. You may increase your dollar investment up to the maximum purchase limitation. (Go to Item #5)

(4)	Cancel Order - Cancel order and refund payment with interest or release hold on deposit accounts.

(5)	Recalculation
	Original Number of Shares		Revised Number of Shares
	Price per Share	$10.00	Price per Share	$12.00
	Total Original Dollar Investment (A)		Total Revised Dollar Investment (B)	$

	If (A) is greater than (B), the amount to be refunded to you or your account hold released is:		$	(Go to Item #7)

	If (B) is greater than (A), the additional amount you owe is:		$	(Go to Item #6)

(6)	Method of Payment (For Additional Amount Only)
	Enclosed is a check, bank draft or money order payable to First PacTrust Bancorp, Inc. for:		$

	I authorize Pacific Trust Bank to make withdrawals from myPacific Trust Bank account(s) shown to the right, and understand that the amounts will not be otherwise available for withdrawal. (NOTE: list only the additional amount you want withdrawn.)		Account Numbers Total Additional Amount	Amount(s)

Back of Form

(7)	I (we) hereby authorize fulfillment of any requested changes in my (our) order. Further, I (we) certify that any change in our order does not conflict with the purchase limitations in the Plan of Reorganization (as described in the Prospectus) and that any additional shares being subscribed for are for my (our) account only and that there is no present agreement or understanding regarding subsequent sale or transfer of such shares. In order to be effective, this Supplemental Order Form must be properly completed and accompanied by any required additional payment or withdrawal authorization and must be returned to the Bank.
If no supplemental order form is received prior 4:00 p.m. on August XX, 2002, The purchaser will be deemed to have cancelled their order.
I (we) will take ownership of any additional shares in the form of ownership designated by me (us) at the time of my (our) original order. All signatures should appear exactly as on the original stock order form. The supplemental order form should be signed by all persons who signed the original stock order form. If less than all signatories appear on this form, First PacTrust Bancorp, Inc. reserves the right to treat the election as valid, but is not obligated to do so. If separate order forms were submitted for stock to be registered in separate titles, then a separate supplemental order form must be submitted for each order. The undersigned hereby affirms the representations made and the information provided in the stock order form previously submitted, and hereby acknowledges receipt of the prospectus dated May 14, 2002 and the prospectus supplement dated July XX, 2002.

Signature	(Title, if applicable)	Date	Signature	(Title, if applicable)	Date

If you have any questions, please call the Stock Information Center at (619) 691-9267.	Internal Use Only: Date: __________ Batch: __________	Order: __________	Check: Amount:	__________ __________	__________ __________

IMPORTAND INFORMATION FOR THOSE
WHO SUBSCRIBED FOR 25 SHARES:

The minimum purchase is 25 shares or $300. Any person(s) who previously subscribed for less than 30 shares or $300 will be required to pay the difference between the original purchase dollar amount and the new purchase dollar amount in order to maintain their order.

Original Order:

              25 shares X $10.00 per share = $250.00

Resolicitation Order:

              25 shares X $12.00 per share = $300.00

Amount owed to maintain 25 share order = $50.00